Exhibit 99.1




                     CORNERSTONE REALTY INCOME TRUST, INC.
                              1992 INCENTIVE PLAN

                           Amendment and Restatement



                                                        Effective July 8, 1994



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                     CORNERSTONE REALTY INCOME TRUST, INC.
                              1992 INCENTIVE PLAN

         1. PURPOSE. The purpose of this Cornerstone Realty Income Trust, Inc. 1992 Incentive Plan (the "Plan") is to further the long term stability and financial success of Cornerstone Realty Income Trust, Inc. (the "Company") by attracting and retaining key employees of the Company and its affiliates through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees of the Company and its affiliates upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and its affiliates and will further the identification of those employees' interests with those of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3. The Plan has been amended and restated effective July 8, 1994, subject to stockholder approval, to increase the number of shares subject to the Plan.

         2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

           (a) "Act" means the Securities Exchange Act of 1934, as amended.

           (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Employer is required to withhold in connection with any exercise of an Option or any lapse of restrictions on Restricted Stock.

           (c) "Board" means the board of directors of the Company.

           (d) "Change of Control" means:

                  (i) The acquisition,  other  than from the  Company,  by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act), of beneficial ownership (within the meaning of

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              Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of
              the  then  outstanding   voting  securities  of  such  corporation
              entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

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                  (iii)  Approval  by  the  shareholders  of  the  Company  of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting
              securities   of   the   Company    immediately   prior   to   such
              reorganization,  merger or  consolidation  do not,  following such
              reorganization,   merger  or   consolidation,   beneficially  own,
              directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the
              corporation   resulting  from  such   reorganization,   merger  or
              consolidation, or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

              (e) "Code" means the Internal Revenue Code of 1986, as amended.

              (f) "Committee" means the committee appointed by the Board as described under Section 13.

              (g) "Company" means Cornerstone Realty Income Trust, Inc., a Virginia corporation.

              (h) "Company Stock" means common stock, no par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

              (i) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

              (j) "Disability" or "Disabled" means a physical or mental condition that prevents the Participant from performing his customary duties with the Employer. The Committee shall determine whether a

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         Disability exists on the basis of competent medical evidence,  and such determination shall be conclusive.

              (k) "Employer" means the Company, Cornerstone Realty Advisors, Inc., Cornerstone Management Group, Inc., and Cornerstone Realty Group, Inc.

              (l) "Fair Market Value" means, on any given date, (i) if the Company Stock is traded on an exchange, the closing registered sales prices of the Company Stock on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the closing bid and asked prices on such day as reported by NASDAQ, or (iii) if the Company Stock is not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Committee using any reasonable method in good faith.

              (m) "Incentive Award" means, collectively, the award of an Option or Restricted Stock under the Plan.

              (n) "Initial Closing" means the first closing of the Offering that will occur after the Minimum Offering is achieved.

              (o) "Insider" means a person subject to Section 16(b) of the Act.

              (p) "Minimum Offering" means the sale of 1,000,000 shares of Company Stock pursuant to the Offering.

              (q) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated.

              (r)  "Offering"  means,  collectively,  (1)  the  sale  of  up  to
         $50,000,000   in  shares  of  Company  Stock  to  the  public  and  the
         registration of such shares with the Securities and Exchange Commission, as authorized by resolutions of the Board dated August 3, 1992 (the "Initial Offering"), and (2) the sale of any additional shares of

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         Company  Stock to the public and the  registration  of such shares with the Securities and Exchange Commission, as authorized by resolutions of the Board from time to time, which sales occur before the expiration of five years from the effective date of the amendment and restatement of this Plan (the "Additional Offerings").

              (s) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

              (t) "Participant" means any employee of the Employer who receives an Incentive Award under the Plan.

              (u) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

              (v) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

              (w) "Window Period" means the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation, or (iv) is otherwise made publicly available.

         3. GENERAL. The following types of Incentive Awards may be granted under the Plan: Options and Restricted Stock. Options granted under the Plan shall be Nonstatutory Stock Options.

         4. STOCK. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of (1) 35,000 shares of Company Stock plus (2) 4.625% of the number of shares of Company Stock sold in the Initial Offering in excess of the Minimum Offering plus (3) 4.4% of the total number

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of shares of Company  Stock sold in the  Additional  Offerings,  which  shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Option under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall, to the extent permissible under Rule 16b-3, include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

         5.   ELIGIBILITY.

              (a) All present and future employees of the Employer who hold positions with management responsibilities with the Employer (or any parent or subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Incentive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Incentive Award.

              (b) The grant of an Incentive Award shall not obligate the Employer or any parent or subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

         6.   RESTRICTED STOCK AWARDS.

              (a) Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the

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Participant  shall  become  an  award  agreement  between  the  Company  and the
Participant and certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

              (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

                  (i) No shares of Restricted Stock may be sold, assigned, transferred or disposed of by an Insider within a six-month period beginning on the Date of Grant, and Restricted Stock may not be pledged, hypothecated or otherwise encumbered within a six-month period beginning on the Date of Grant if such action would be treated as a sale or disposition under Rule 16b-3.

                  (ii) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

                  (iii) If a Participant ceases to be employed by the Employer or a parent or subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock on which the restrictions have not lapsed or been removed pursuant to paragraph (d) or (e) below on the date such Participant shall cease to be so employed.

              (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

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              (d) The Committee  shall  establish as to each award of Restricted
Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

              (e) Notwithstanding the provisions of paragraphs (b)(ii) and (iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

              (f) Each Participant shall agree at the time his Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

         7.   STOCK OPTIONS.

              (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

              (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

              (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option

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agreement;  provided  that,  the exercise  provisions  for Options  shall in all events not be more liberal than the following provisions:

                  (i) No Option may be exercised after ten years from the Date of Grant.

                 (ii) Except as otherwise provided in this paragraph, no Option may be exercised unless the Participant is employed by the Employer or a parent or subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of his Disability or death at a time when the Participant holds an Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Option (to the extent exercisable on the date of termination) within 60 days after the Participant's termination of employment. If a Participant's employment is terminated by reason of his Disability at a time when the Participant holds an Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Option (to the extent exercisable on the date of Disability) within 180 days after the Participant's termination of employment. If a Participant's employment is terminated by reason of his death at a time when the Participant holds an Option that is exercisable (in whole or in part), the Option may be exercised (to the extent exercisable on the date of death) within 180 days after the Participant's death by the person to whom the Participant's rights under the Option shall have passed by will or by the laws of descent and distribution.

              (d) Notwithstanding the foregoing, no Option shall be exercisable by an Insider within the first six months after it is granted (as determined under Rule 16b-3); provided that, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period.

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              (e) The Committee  may, in its  discretion,  grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

         8.   METHOD OF EXERCISE OF OPTIONS.

              (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

              (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

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              (c) As an  alternative  to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option so provides, the Participant may, subject to the provisions set forth below, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election. If the Participant is an Insider, the following provisions apply to elections to satisfy Applicable Withholding Taxes, to the extent required by Rule 16b-3:

                  (i) The Participant's election to have the Company retain from the shares of Company Stock to be issued upon exercise of an Option the number of shares of Company Stock that would satisfy Applicable Withholding Taxes must be made at least six months after the Option was granted and either:

                           (x) during a Window Period; or

                           (y) at least six months before the amount of
              Applicable Withholding Taxes is calculated.

                  (ii) The Participant's election must be irrevocable.

                 (iii) Notwithstanding any of the foregoing provisions, the manner and timing of elections may be varied from those provided, and elections previously made as irrevocable may be revoked, if such variance or revocation is permissible under Rule 16b-3.

              (d) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

         9. NONTRANSFERABILITY OF OPTIONS. Options by their terms shall not be transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a qualified domestic relations order (as defined in Code section 414(p)) ("QDRO") and shall be exercisable, during the Participant's lifetime, only by the Participant or, if permitted by Rule 16b- 3, an alternate payee under a QDRO, or by his guardian, duly authorized attorney-in-fact or other legal representative.

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         10. EFFECTIVE DATE OF THE PLAN. This Plan was originally  effective on
December 18, 1992, having been approved by the shareholders of the Company on such date. The effective date of the amended and restated Plan is July 8, 1994, subject to stockholder approval. Until the requirements of any applicable state or federal securities laws have been met, no Option shall be exercisable.

         11. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan, as amended and restated, shall terminate at the close of business on July 8, 2004. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 12), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect the Participant's rights under an Incentive Award previously granted to him.

         12. CHANGE IN CAPITAL STRUCTURE.

              (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company

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to be  subject  to the Plan and to  Options  then  outstanding  or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

              (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

              (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         13. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

              (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) the Fair Market Value of Company Stock, (iv) the time or times when an Incentive Award shall be granted, (v) whether an Incentive Award shall become

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         vested  over a period of time and when it shall be fully  vested,  (vi)
         when  Options may be  exercised,  (vii)  whether a  Disability  exists,
         (viii) the manner in which payment will be made upon the exercise of Options, (ix) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (x) whether to approve a Participant's elections under the Plan, (xi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

              (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

              (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

              (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Act, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any parent or

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



         subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any parent or subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b-3(c)(2)(i) and (ii)).

         14. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the President; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         15. GOVERNING LAW. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 8th day of July, 1994.

                                                     CORNERSTONE REALTY INCOME
                                                     TRUST, INC.


                                                     By /s/ Glade M. Knight
                                                        -------------------
                                                        Glade M. Knight,
                                                        Chairman of the Board


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